EXHIBIT 4 - JOINT FILING AGREEMENT


                           Joint Filing Agreement

     The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to shares of Common Stock, par value $0.01 per share, and to shares of Limited Duration Class B Common Stock, par value $0.01 per share, of Grey Global Group Inc., is being filed with the Securities and Exchange Commission jointly pursuant to Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.




                                            WPP GROUP PLC


                                            By:  /s/ Paul Richardson
                                               ---------------------------------
                                               Name:  Paul Richardson
                                               Title: Group Finance Director



                                            ABBEY MERGER CORPORATION


                                            By:  /s/ Paul Richardson
                                               ---------------------------------
                                               Name:  Paul Richardson
                                               Title: President



Dated:  September 21, 2004